EXHIBIT 16.1


April 22, 2003


Office of the Chief Accountant
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

We would like to inform you that we have read the disclosures provided by NOXSO Corp. (File #000-17454) in its filing of Form 8-K dated April 22, 2003 and that there are no disagreements regarding the statements made under Item 4. Changes in Registrant's Certifying Accountants.

                                                  Sincerely,

                                                  /s/ Baier & Williams, LLP

                                                  Baier & Williams, LLP